UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 18, 2003
Date of Report (Date of earliest event reported)

 NANOBAC PHARMACEUTICALS, INCORPORATED
(Exact name of registrant as specified in its charter)

              Florida                                                        0-24696                                            59-3248917
(State of other jurisdiction                                   Commission File                                     RS Employer
       of incorporation                                                  Number                                          Identification No.

5025 West Lemon Street, Tampa, Florida 33609
(Address of principal executive offices) (Zip Code)

(813)-287-9733
Registrant's telephone number, including area code

Item 5: Other Events

    Effective July 21, 2003, Nanobac Pharmaceuticals will trade under the symbol "NNBT."

   The Company previously announced a name change from American Enterprise Corporation to Nanobac Pharmaceuticals, Inc.  following the acquisition of NanobacLab Pharmaceutical, Inc. (NanobacLabs) through a common stock share exchange.

About Nanobac

    NanobacLabs Pharmaceuticals, Inc. is a research-oriented specialty pharmaceutical company dedicated to the development of innovative prescription nanobiotics(R), medical diagnostics, medical nanotechnology and nanobiotechnologies

    NanobacLabs has developed the nanobiotics(R), NanobacTX(R) (heart disease and atherosclerosis), UroBac(R) (urology) and DermaBac(R) (dermatology), which are patent-pending prescription compounds targeted to treat nanobacterial infections in humans. NanobacLabs' nanobiotics(R) are the only treatments for nanobacterial infections. NanobacLabs has additional nanobiotics(R) in its development pipeline.

    NanobacLabs' researchers have developed a blood test (NanobacTEST-S(R)) for nanobacterial antigen and IgG antibodies as well as a rapid urine-screening test for nanobacterial antigen (NanobacTEST-U/A(R)).

    For more information on NanobacLabs research, diagnostics and nanobiotics(R), visit the website at http://www.NanobacLabs.com

Item 7: Financial Statements and Exhibits

      a. The company issued a press release relating to the new trading symbol.  A copy of the release is attached as Exhibit 99.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOBAC PHARMACEUTICALS, INC.
(Registrant)

Date July 18, 2003

S/S JOHN STANTON
John Stanton
Chief Executive Officer